Exhibit (s)
POWER OF ATTORNEY
FOR
SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS

          The undersigned directors and officers of KAYNE ANDERSON MLP INVESTMENT COMPANY (the “Company”) hereby appoint KEVIN S. MCCARTHY, DAVID J. SHLADOVSKY and DAVID A. HEARTH (with full power to each of them to act alone), their attorneys-in-fact and agents, in all capacities, to execute and to file any documents relating to the Company’s Registration Statement on Form N-2 (File No. 811-21593) in connection with the Company’s offering of its common stock and preferred stock under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration and the sale of common stock and preferred stock by the Company, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. The undersigned grant to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
          The undersigned directors and officers hereby execute this Power of Attorney as of March 25, 2010.

By:	/s/ Kevin S. McCarthy	By:	/s/ William H. Shea

	Kevin S. McCarthy, Chairman of the Board of Directors, President and Chief Executive Officer		William H. Shea, Director

By:	/s/ Anne K. Costin	By:	/s/ Gerald I. Isenberg

	Anne K. Costin, Director		Gerald I. Isenberg, Director

By:	/s/ Steven C. Good	By:	/s/ Terry A. Hart

	Steven C. Good, Director		Terry A. Hart, Chief Financial Officer and Treasurer